EXHIBIT 99.1

                X-Rite Reports Fourth Quarter Results

       Implementation of Cost Savings Synergies Ahead of Target

    GRAND RAPIDS, Mich.--(BUSINESS WIRE)--March 6, 2007--X-Rite,
Incorporated (NASDAQ:XRIT) today announced its financial results for the fourth quarter ended December 30, 2006.

    Fourth Quarter Highlights:

    -- Fourth quarter combined net sales of $63.7 million includes integrated Amazys operations

    -- Sales backlog increased by approximately $6 million versus comparable levels at the end of 2005

    -- Amazys integration ahead of pace, with cost savings of $6.2 million achieved through the fourth quarter

    -- Imaging & Media and Industrial category product line integration plans announced and implemented

    -- Sale of non-core Labsphere business for $15.4 million completed on February 7, 2007

    -- Successful launch of the Eye-One iSis automated color chart reader and PlateScope process control device

    -- Successful completion of US headquarters and manufacturing move

    The Company reported fourth quarter 2006 net sales of $63.7 million, versus pre-acquisition sales of $41.9 million for the fourth quarter of last year. Gross margins were 58.1 percent and included $0.9 million of restructuring related charges. Operating income for the fourth quarter totaled $5.9 million and included $6.0 million of restructuring and acquisition related charges. The Company reported net income in the fourth quarter of 2006 of $0.9 million, or 3 cents per diluted share.

    Adjusted operating income, which excludes acquisition and restructuring related charges ("acquisition and restructuring expenses"), was $11.9 million and reflects gross margins of 59.4 percent for the fourth quarter of 2006. Adjusted net income, which excludes acquisition and restructuring expenses, was $4.8 million, or 17 cents per diluted share. A reconciliation of GAAP earnings to adjusted earnings is included in this release.

    "Our primary focus in the fourth quarter was moving quickly to achieve cost synergies in the sales and marketing area, consolidating product lines and facilities and managing our customer and revenue base," stated Thomas J. Vacchiano, Jr., Chief Executive Officer of X-Rite. "While this effort was successful, revenues in the second half of 2006 were approximately six percent below the estimated pro forma revenues for the combined Company in 2005. Specifically, we faced delays delivering products as we consolidated the US manufacturing and back office operations into our new facility and our sales force productivity was less than optimal as we reorganized territories, changed responsibilities and reduced headcount. We expect these operational difficulties to subside by midyear."

    "Overall, our revenue performance in Q4 was impacted by integration related disruptions as we prioritized cost synergy goals to build a solid go forward organization. It does not reflect any downward trend in our markets or future growth opportunities," continued Vacchiano. "This is supported by the increase in our backlog and a strong flow of orders in the fourth quarter and beginning of 2007."

    The fourth quarter results include the following charges and expenses related to the Amazys acquisition and related restructuring:

                                 Statement of Operations
           Description                   Caption            Amount
----------------------------------------------------------------------
Product line integration related
 write-offs                        Cost of goods sold    $ 0.9 million
----------------------------------------------------------------------
Amortization of Amazys related
 intangibles                       Operating expenses      2.1 million
----------------------------------------------------------------------
Integration and restructuring
 costs                             Operating expenses      3.0 million
----------------------------------------------------------------------

----------------------------------------------------------------------
Total pre-tax charges related to
 Amazys acquisition                                       $6.0 million
----------------------------------------------------------------------

    "The Company expected to achieve approximately $7 million to $9 million of the identified cost synergies during the initial 12 months following the closing of the acquisition. I'm pleased to report that we are ahead of schedule having generated $6.2 million in cost savings just six months into the integration," stated Mary E. Chowning, Chief Financial Officer of X-Rite. "Specifically, we were able to close 12 facilities worldwide including the Amazys US headquarters and manufacturing operations. We also announced and began implementing our product line integration plans, consolidated key financial and back office operations and reduced headcount by approximately 13 percent. While there is more work to complete in the coming quarters, we are off to a strong start."

    "Operating margin, excluding acquisition and restructuring expenses, more than doubled from the third quarter, reaching 18.7 percent, which reflects the impact of those synergies," continued Chowning. "As we achieve our targeted synergies, we will continue to see the planned improvements in operating leverage and cash flow which we will use to fund capital expenditures, interest costs, working capital and debt reduction. EBITDA (earnings before interest, taxes, depreciation and amortization), excluding acquisition and restructuring expenses, was $14.0 million or 22.0 percent of sales for the fourth quarter."

    Amazys Transaction

    X-Rite launched its formal tender offer for outstanding Amazys shares on March 24, 2006. The consideration offered for each Amazys share was cash of 77 CHF plus 2.11 shares of X-Rite common stock. On July 5, 2006, the Company completed the tender offer for 3,422,492 shares of Amazys, or 99.7 percent of the outstanding shares, at a total value of approximately $295 million. X-Rite acquired the final
0.3 percent through a statutory squeeze out process in early 2007.

    Outlook

    As previously announced, the Company expects revenue growth on a pro forma basis to be flat in the aggregate for the initial 12 months following the acquisition. Preliminary estimates for full year 2007 revenue growth is in the 4 percent to 6 percent range. Final revenue growth estimates and synergy targets for 2007 will be provided with the first quarter results.

    "We believe that our very good progress in realizing cost synergies has strengthened our foundation as a combined company. This achievement created some internal hurdles in meeting our sales targets, but we are now well positioned with a consolidated sales force and consolidated product lines as we enter 2007," stated Vacchiano. "Overall, we are confident in our ability to manage the integration process to a successful completion over the next 12 to 18 months, while continuing to deliver the innovation X-Rite is known for."

    Conference Call

    The Company will conduct a live audio webcast discussing its fourth quarter 2006 results on Tuesday, March 6, 2007 at 11:00 a.m. ET. The call will be co-hosted by Thomas J. Vacchiano, Jr., the Company's Chief Executive Officer and Mary E. Chowning, its Chief Financial Officer. To access this webcast, as well as all future webcasts, use the X-Rite corporate website at www.x-rite.com. Select the Investor Relations page and click on the conference call link for the webcast. In addition, an archived version of the webcast conference call will be available on X-Rite's website shortly after the live broadcast.

    About X-Rite

    (NASDAQ:XRIT) X-Rite, which recently acquired Amazys, is the global leader in color-measurement solutions, offering hardware, software and services for the verification and communication of color data. The Company serves a range of industries, including imaging and media, industrial color and appearance, retail color matching, and medical. X-Rite serves customers in more than 100 countries from its offices in Europe, Asia and the Americas.

    EBITDA and Non-GAAP Measures

    In addition to the results reported in accordance with generally accepted accounting standards (GAAP) within this release, X-Rite may reference certain information which is considered a non-GAAP financial measure. Management believes these measures are useful and relevant to management and investors in their analysis of the Company's underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measure. Additionally, non-GAAP measures as presented by X-Rite may not be comparable to similarly titled measures reported by other companies.

    One specific non-GAAP measure used by X-Rite is "EBITDA", which is defined as earnings before interest, taxes, depreciation and amortization. In addition to disclosing results that are determined under US GAAP, the Company also discloses non-GAAP results of operations that exclude certain expenses and charges that are directly related to the Amazys acquisition and related integration and restructuring. Specific non-GAAP captions on the operations statements include gross profit, operating expenses (selling and marketing expenses, R&D and engineering, general and administrative, acquired in-process R&D, restructuring and integration), operating income
(loss), net income (loss) and earnings per share information. The excluded expenses and charges primarily include costs and charges resulting from purchase accounting and integration and restructuring activities associated with the July 5, 2006 acquisition of Amazys Holding AG. Management utilizes the line item non-GAAP operations statement for operational planning and decision making purposes. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company's website at xrite.com.

    Forward-Looking Statements and Disclaimer

    This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company. Factors that could cause such differences include the Company's ability to sustain increased sales, improve operations and realize cost savings, competitive and general economic conditions, ability to access into new markets, acceptance of the Company's products and other risks described in the Company's filings with the US Securities & Exchange Commission ("SEC"). The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or for any other reason.


                  Consolidated Financial Highlights
                (Unaudited - in thousands except EPS)

                        Q4        Q3        Q2        Q1        Q4
                       2006      2006      2006      2006      2005
                     --------- --------- --------- --------- ---------
Net Sales             $63,657   $54,154   $31,972   $30,020   $41,927
Gross Profit           36,974    22,385    19,471    19,438    28,748
Gross Profit Percent     58.1%     41.3%     60.9%     64.8%     68.6%
Selling and
 Marketing             13,578    13,616     9,183     8,926    10,181
R&D and Engineering     7,251    10,004     4,361     4,900     4,112
General and
 Administrative         7,243     7,926     4,744     4,899     4,174
Acquired In-Process
 R&D                        -    11,107         -         -         -
Restructuring           1,803     8,183         -         -         -
Integration             1,168     1,008       579       553         -
Operating Income
 (Loss)                 5,931   (29,459)      604       160    10,281
Interest Expense       (4,371)   (4,354)      (28)       (5)       (1)
Gain (Loss) on
 Derivative
 Instruments                -       (92)    2,175         -         -
Other Income
 (Expense)               (691)      181        94       228      (402)
Pre-Tax Income
 (Loss)                   869   (33,724)    2,845       383     9,878
Net Income (Loss)        $913  $(28,260)   $1,620      $236    $7,481

Earnings (Loss) Per
 Share
     Basic              $0.03    $(0.99)    $0.08     $0.01     $0.35
     Diluted            $0.03    $(0.99)    $0.07     $0.01     $0.35

Average Shares
 Outstanding
     Basic             28,541    28,507    21,343    21,241    21,218
     Diluted           28,810    28,507    21,642    21,504    21,390

Cash and Investments  $12,876   $13,840   $20,341   $16,930   $21,359
Accounts Receivable    40,226    33,073    25,040    29,164    33,536
Inventory              30,165    33,173    20,101    19,760    17,631
Other Current Assets   22,208    14,227     6,633     5,122     4,107
Goodwill and Other
 Intangible Assets    285,392   262,640    25,809    20,055    20,153
Other Noncurrent
 Assets                74,110    80,134    65,931    65,671    50,849
                     --------- --------- --------- --------- ---------
     Total Assets     464,977   437,087   163,855   156,702   147,635

Current Liabilities    63,065    59,517    33,374    28,343    19,640
Noncurrent
 Liabilities          213,584   192,278       332       413       413
                     --------- --------- --------- --------- ---------
     Total
      Liabilities     276,649   251,795    33,706    28,756    20,053

     Shareholders'
      Equity         $188,328  $185,292  $130,149  $127,946  $127,582

Capital Expenditures   $5,722    $5,124    $3,394   $14,613    $1,541
Depreciation and
 Amortization (a)      $5,374    $7,060    $1,862    $1,791    $1,558


International Sales      65.8%     60.6%     53.3%     48.8%     42.0%


(a)  Excludes amortization of deferred financing costs.

             Consolidated Financial Highlights, continued
                (Unaudited - in thousands except EPS)


                      Three Months Ended            Year Ended
                   ------------------------- -------------------------
                   December 30, December 31, December 30, December 31,
                       2006         2005         2006         2005
                   ------------ ------------ ------------ ------------
Net Sales              $63,657      $41,927     $179,803     $130,939
Gross Profit            36,974       28,748       98,268       85,989
Gross Profit
 Percent                  58.1%        68.6%        54.7%        65.7%

Selling and
 Marketing              13,578       10,181       45,303       36,646
R&D and
 Engineering             7,251        4,112       26,516       16,316
General and
 Administrative          7,243        4,174       24,812       18,478
Acquired In-
 Process R&D                 -            -       11,107            -
Restructuring            1,803            -        9,986            -
Integration              1,168            -        3,308            -
Founders'
 Insurance                   -            -            -       (1,154)
Operating Income
 (Loss)                  5,931       10,281      (22,764)      15,703

Interest Expense        (4,371)          (1)      (8,758)         (39)
Gain (Loss) on
 Derivative
 Instruments                 -            -        2,083            -
Write-Down of
 Other Investments           -            -            -         (332)
Other Income
 (Expense)                (691)        (402)        (188)        (297)
Pre-Tax Income
 (Loss)                    869        9,878      (29,627)      15,035

Net Income (Loss)         $913       $7,481     $(25,491)     $11,052

Earnings (Loss)
 Per Share
 Basic                   $0.03        $0.35       $(1.03)       $0.52
 Diluted                 $0.03        $0.35       $(1.03)       $0.52

Average Shares
 Outstanding
 Basic                  28,541       21,218       24,865       21,150
 Diluted                28,810       21,390       24,865       21,418


          U.S. GAAP to Non-GAAP Measure Reconciliations and
   Earnings Before Interest, Taxes, Depreciation and Amortization
                               (EBITDA)
             For the Three Months Ended December 30, 2006
                (Unaudited - in thousands except EPS)

----------------------------------------------------------------------
                                                  Amazys
                                                Acquisition
          Non-GAAP Measures          U.S. GAAP    Related     Non-GAAP
          Used By Management          Measure   Adjustments   Measure
   --------------------------------  ---------- -----------   --------

1. Gross Profit                        $36,974        $865 (a)$37,839
                                     ==========               ========
      Gross Profit Percent                58.1%                  59.4%


2. Operating Expenses:
      Selling and Marketing            $13,578       $(663)(b)$12,915
      R&D and Engineering                7,251      (1,169)(b)  6,082
      General and Administrative         7,243        (323)(b)  6,920
      Restructuring                      1,803      (1,803)(c)      -
      Integration                        1,168      (1,168)(d)      -
                                     ----------               --------
                                       $31,043                $25,917
                                     ==========               ========


3. Operating Income                     $5,931      $5,991 (e)$11,922
                                     ==========               ========


4. Net Income                             $913      $3,894 (f) $4,807
                                     ==========               ========


5. Earnings Per Share
      Basic                              $0.03                  $0.17
      Diluted                            $0.03                  $0.17

      Average Basic Shares
       Outstanding                      28,541                 28,541
      Average Diluted Shares
       Outstanding                      28,810                 28,810

----------------------------------------------------------------------

----------------------------------------------------------------------
                                                  Amazys
           Earnings Before                      Acquisition
    Interest, Taxes, Depreciation     Non-GAAP    Related     Non-GAAP
      and Amortization (EBITDA)       Measure   Adjustments   Measure
   --------------------------------  ---------- -----------   --------

   EBITDA (Non-GAAP Measure):
      Net Income (GAAP Measure)           $913      $3,894     $4,807
      Interest Expense                   4,371           -      4,371
      Income Taxes                         (44)      2,097      2,053
      Depreciation and Amortization      5,374      (2,647)     2,727
                                     ---------- -----------   --------
      EBITDA (Non-GAAP Measure)        $10,614      $3,344    $13,958
                                     ========== ===========   ========

----------------------------------------------------------------------

(a)Cost of sales adjustment for end-of-life product charges related to acquisition.
(b)Operating expense adjustments for acquisition-related amortization of intangible assets.
(c)Restructuring charges related to acquisition for severances, and trademark and trade name write downs.
(d)Integration expenses related to acquisition.
(e)Operating income effect of adjustments (a) through (d).
(f)Adjustment (e) after tax using a 35% tax rate.

          U.S. GAAP to Non-GAAP Measure Reconciliations and
   Earnings Before Interest, Taxes, Depreciation and Amortization
                               (EBITDA)
              For the Six Months Ended December 30, 2006
                (Unaudited - in thousands except EPS)

----------------------------------------------------------------------
                                                  Amazys
                                                Acquisition
           Non-GAAP Measures          U.S. GAAP   Related     Non-GAAP
           Used By Management          Measure  Adjustments   Measure
   ---------------------------------- --------- -----------   --------

1. Gross Profit                        $59,359     $11,013 (a)$70,372
                                      =========               ========
      Gross Profit Percent                50.4%                  59.7%


2. Operating Expenses:
      Selling and Marketing            $27,194     $(1,263)(b)$25,931
      R&D and Engineering               17,255      (3,407)(b) 13,848
      General and Administrative        15,169        (646)(b) 14,523
      Acquired In-Process R&D           11,107     (11,107)(c)      -
      Restructuring                      9,986      (9,986)(d)      -
      Integration                        2,176      (2,176)(e)      -
                                      ---------               --------
                                       $82,887                $54,302
                                      =========               ========


3. Operating Income (Loss)            $(23,528)    $39,598 (f)$16,070
                                      =========               ========


4. Net Income (Loss)                  $(27,347)    $25,739 (g)$(1,608)
                                      =========               ========


5. Loss Per Share
      Basic                             $(0.96)                $(0.06)
      Diluted                           $(0.96)                $(0.06)

      Average Basic Shares
       Outstanding                      28,524                 28,524
      Average Diluted Shares
       Outstanding                      28,524                 28,524

----------------------------------------------------------------------

----------------------------------------------------------------------
                                                  Amazys
            Earnings Before                     Acquisition
     Interest, Taxes, Depreciation    Non-GAAP    Related     Non-GAAP
       and Amortization (EBITDA)       Measure  Adjustments   Measure
   ---------------------------------- --------- -----------   --------

   EBITDA (Non-GAAP Measure):
      Net Income (Loss) (GAAP
       Measure)                       $(27,347)    $25,739    $(1,608)
      Interest Expense                   8,725           -      8,725
      Income Taxes                      (5,508)     13,859      8,351
      Depreciation and Amortization     12,434      (6,587)     5,847
                                      --------- -----------   --------
      EBITDA (Non-GAAP Measure)       $(11,696)    $33,011    $21,315
                                      ========= ===========   ========

----------------------------------------------------------------------

(a)Cost of sales adjustment for end-of-life product charges of $6,159 and amortization of inventory fair value adjustment of $4,854. Both adjustments were acquisition related.
(b)Operating expense adjustments for acquisition-related amortization of intangible assets.
(c)One-time charge for acquired in-process R&D related to acquisition.
(d)Restructuring charges related to acquisition for severances, and trademark and trade name write downs.
(e)Integration expenses related to acquisition.
(f)Operating income effect of adjustments (a) through (e).
(g)Adjustment (f) after tax using a 35% tax rate.


    CONTACT: X-Rite, Incorporated
             Mary E. Chowning, CFO, 616-803-2777
             mchowning@xrite.com